NEWS: For release April 22, 2005

Contact: John D. Giolli
         Millennium Cell Inc.
         (732) 542-4000

Investors: Betsy Brod/Jonathan Schaffer
            Brod & Schaffer, LLC
            (212) 750-5800

MILLENNIUM CELL ANNOUNCES MANAGEMENT APPOINTMENTS

Eatontown, NJ—April 22, 2005 —Millennium Cell Inc. (NASDAQ:MCEL), a leading developer of hydrogen battery technology, today announced the permanent appointment of H. David Ramm as Chief Executive Officer and John D. Giolli, C.P.A. as Chief Financial Officer and Corporate Secretary, the promotion of Adam P. Briggs to President, and the appointment of John V. Battaglini as Vice President - Sales, Marketing and Product Management.

Mr. Ramm, 53, has been a member of Millennium Cell’s Board of Directors since June 2000 and has served in an interim capacity as Millennium Cell’s President and CEO since March of 2004. During his career, Mr. Ramm has held several senior level management positions at energy companies including President, CEO and Director of Integrated Electrical Services, Managing Director of Enron Renewable Energy, President of Enron Wind Corp. and Chairman and CEO of UTC Fuel Cells, a unit of United Technologies formerly known as International Fuel Cells Corporation.

Mr. Briggs, 44, has been with Millennium Cell since 2001 and most recently served as the Company’s Senior Vice President. Prior to joining Millennium Cell, he spent 17 years at both The Gillette Company and Duracell Inc. where he was responsible for Duracell’s Sales and Consulting Group who worked with OEM’s in designing new and existing batteries into portable devices.

Mr. Giolli, 33, has served as the Millennium Cell’s Vice President - Finance and Acting Chief Financial Officer since March of 2004, and previously as the Principal Accounting Officer and Controller since joining Millennium Cell in 2001. He is an alumnus of Price Waterhouse LLP and previously held financial management positions with public companies before joining Millennium Cell.

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Mr. Battaglini, 39, has over 16 years of international sales and marketing experience with high tech firms, most recently with Clare. He joined Millennium Cell as Vice President of Sales, Marketing and Product Management in January of 2005.

G. Chris Andersen, Chairman of the Board of Millennium Cell, commented, “David, Adam, and John Giolli have been part of the team responsible for many of the recent strategic accomplishments that have created value for our shareholders. The Board is delighted to recognize their efforts and looks forward to working with them to advance our products towards commercialization. We formally welcome John Battaglini who joined us earlier this year and has already begun contributing to the organization in a meaningful way.”

About Millennium Cell

Millennium Cell develops hydrogen battery technology that powers portable devices requiring long run time in a compact space. The Company is working with market partners to meet demand for its patented process in four areas: military, medical, industrial and consumer electronics. In addition, Millennium Cell has a strategic relationship with The Dow Chemical Company that combines our novel technology with Dow’s strengths in materials, engineering and operational excellence to accelerate product commercialization. For more information, visit www.millenniumcell.com.

Cautionary Note Regarding Forward-looking Statements:

This press release may include statements that are not historical facts and are considered ”forward-looking'' within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Millennium Cell's current views about future events and financial performance. These forward-looking statements are identified by their use of terms and phrases such as ”believe,'' ”expect,'' ”plan,'' ”anticipate'', “on target” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from Millennium Cell's expectations, and Millennium Cell expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to, the following: (i) the cost and timing of development and market acceptance of Millennium Cell’s hydrogen fuel storage and delivery system, (ii) the cost and commercial availability of the quantities of raw materials required by the hydrogen fuel storage and delivery systems, (iii) competition from current, improving and alternative power technologies, (iv) our ability to secure government funding of our research and development and technology demonstration projects, (v) our ability to enter into agreements with collaborators and strategic partners and the failure of our collaborators and strategic partners to perform under their agreements with us, (vi) our ability to raise capital at the times, in the amounts and at the costs and terms that are acceptable to fund the development and commercialization of our hydrogen fuel storage and delivery system, (vii) our ability to protect our intellectual property, (viii) our ability to achieve budgeted revenue and expense amounts and (ix) other factors detailed from time to time in Millennium Cell's filings with the Securities and Exchange Commission.

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